Exhibit 10.43

LUMINEX CORPORATION

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT is made by and between Nancy M. Fairchild (formerly Nancy M. Capezzuti, the “Executive”) and Luminex Corporation, a Delaware corporation (the “Company”) effective as of January 1, 2015 (the “Amendment Effective Date”).

WITNESSETH:

WHEREAS, the Company and Executive originally entered into an employment agreement on August 14, 2012 (“Employment Agreement”);

WHEREAS, the Company and Executive entered into a first amendment to the Employment Agreement on December 31, 2012;

WHEREAS, the Company and Executive entered into a second amendment to the Employment Agreement on February 6, 2014;

WHEREAS, the Company has offered and Executive has voluntarily agreed a new position of Senior Vice President, Human Resources as specifically set forth herein;

NOW, THEREFORE, for the reasons set forth above, the Company and the Executive hereby amend the Employment Agreement as follows:

1.Duties. Section 1 shall be deleted in its entirety and replaced with a new Section 1 as follows:

“Sec. 1 Duties. During the term of this Agreement (including all renewal periods, if any, the “Term”), Executive agrees to be employed by and to serve as Senior Vice President, Human Resources and Luminex agrees to employ and retain Executive in such capacity subject to the provisions of this Agreement. Executive shall have such powers, authority and duties, and shall render such services of executive and administrative character, or act in such other capacity for Luminex, as the Chief Executive Officer and the Board of Directors shall from time to time lawfully direct and Executive shall report directly to the Chief Executive Officer. Executive shall devote all of his business time, energy, and skill to the business of Luminex.”

2.Base Salary. Section 3.1 shall be deleted in its entirety and replaced with a new Section 3.1 as follows:
“Sec. 3.1 Base Salary. As payment for the services to be rendered by Executive as provided in Section 1 and subject to the terms and conditions of Section 2, Luminex agrees to pay to Executive a “Base Salary” at the rate of $10,416.67 per each semi-monthly pay period or $250,000 per annum (or such greater amount as may be determined from time to time by the Board or the Compensation Committee thereof) payable in accordance with the then-current payroll policies of Luminex.

3.Annual Bonus. Section 3.2 shall be deleted in its entirety and replaced with a new Section 3.2 as follows:
“Sec. 3.2 Annual Bonus. Executive shall be eligible to receive a bonus each year in an amount up to at least fifty percent (50%) of Executive’s then-current Base Salary (or such other amount as may otherwise be determined by the Board of Directors), subject to the performance criteria established annually by the Chief Executive Officer and the Board of Directors, payable during the first quarter of the following year or otherwise as consistent with the timing of other employee bonuses. The Board of Directors is under no obligation to declare, and Luminex is under no obligation to pay, any bonus to Executive under the terms of this Agreement. In the event Executive and Luminex are parties to a written agreement or plan executed by both Luminex and Executive that governs bonus arrangements, and the provisions thereof conflict with this Section 3.2, the terms of such other written agreement or plan shall supersede this Section 3.2.
4.Certain Definitions. Capitalized terms used in this Amendment not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement.

5.Counterparts. This Amendment may be executed in counterparts, each of which shall be an original but all of which shall constitute but one document.

Except as specifically set forth herein, all terms and conditions of the Employment Agreement, as amended and restated herein, shall remain in full force and effect. Executive acknowledges that he has read and understands this Third Amendment to the Employment Agreement, and has had ample opportunity to consider its terms.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.

LUMINEX CORPORATION

By:
Its:
Date:

Nancy M. Fairchild
Date: